Exhibit 99.4

Execution Copy

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Master Servicer

and

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION
Primary Servicer

PRIMARY SERVICING AGREEMENT

Dated as of February 1, 2019

Benchmark 2019-B9 Mortgage Trust,
Commercial Mortgage Pass-Through Certificates

Series 2019-B9

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TABLE OF CONTENTS

 (continued)

This is a Primary Servicing Agreement (this “Agreement”), dated as of February 1, 2019, by and between MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, a national banking association having an office at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, and its successors and assigns (the “Primary Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at c/o Commercial Mortgage Servicing, Three Wells Fargo, 401 South Tryon Street, 8th Floor, MAC D1050-084, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

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W I T N E S S E T H:

WHEREAS, Citigroup Commercial Mortgage Securities Inc., as Depositor (the “Depositor”), LNR Partners, LLC (the “Special Servicer”), Wilmington Trust, National Association, as Trustee (the “Trustee”), Citibank, N.A., as Certificate Administrator (the “Certificate Administrator”), Park Bridge Lender Services LLC, as Operating Advisor (in such capacity, the “Operating Advisor”) and as Asset Representations Reviewer (in such capacity, the “Asset Representations Reviewer”), and the Master Servicer have entered into that certain Pooling and Servicing Agreement dated as of February 1, 2019 (as amended, modified and restated from time to time, the “Pooling and Servicing Agreement”), whereby the Master Servicer shall master service certain mortgage loans and related companion loans, including the Serviced Companion Loans (defined below), on behalf of the Trustee; and

WHEREAS, the Master Servicer desires to enter into a contract with the Primary Servicer whereby the Primary Servicer shall service the mortgage loan or mortgage loans listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (hereinafter referred to as the “Mortgage Loans”) and the Liberty Station Retail Companion Loans listed on the Mortgage Loan Schedule (the “Serviced Companion Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01           Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to the Mortgage Loans and the Serviced Companion Loans and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Primary Servicer Collection Account” shall have the meaning specified in Section 3.01(c)(9) of this Agreement.

“Primary Servicer Loan Combination Custodial Account” shall have the meaning specified in Section 3.01(c)(10) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicer Reporting Date” shall mean the first Business Day after each Determination Date.

“Primary Servicer Parties” shall have the meaning specified in Section 3.03 of this Agreement.

“Primary Servicing Fee” shall mean, with respect to each Mortgage Loan, Serviced Companion Loan and related REO Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(20) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to each Mortgage Loan and each Serviced Companion Loan, the rate that corresponds to such Mortgage Loan or Serviced Companion Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee.”

“Remittance Amount” shall mean, with respect to any date and with respect to the Mortgage Loans, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit attributable to the Mortgage Loans in the Primary Servicer Collection Account and the Primary Servicer Loan Combination Custodial Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount attributable to the Mortgage Loans transferred from the REO Account (if established) to the Primary Servicer as of such date to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer, and (iv) the aggregate amount of Prepayment Interest Shortfalls in respect of the Mortgage Loans deposited by the Primary Servicer in the Primary Servicer Collection Account as required by Section 3.13 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(22) of this Agreement, to the extent not previously remitted to the Master Servicer, net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments (other than the Escrow Payments that are to be used to reimburse the Master Servicer for Property Advances) or (ii) any amounts with respect to the Mortgage Loans that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.12(a) of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(20) of this Agreement.

“Serviced Companion Loans” shall have the meaning specified in the recitals hereto.

“Serviced Loan Combination” shall mean the Serviced Companion Loans and the related Mortgage Loan.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01           Contract for Servicing; Possession of Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans and Serviced Companion Loans. On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File (including, without limitation, any original letter of credit) in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Certificateholders. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the Mortgage Loans and Serviced Companion Loans pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified in accordance with its customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the Trustee. The Primary Servicer shall release from its custody any portion of the Servicing File or the Mortgage File retained or held by it only in accordance with this Agreement and, to the extent incorporated herein, the Pooling and Servicing Agreement. Within twenty (20) days following the Closing Date the Primary Servicer shall provide to the Master Servicer a certification executed by a duly authorized officer of the Primary Servicer, certifying to the Master Servicer as to the original letters of credit held by the Primary Servicer and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loan or the Serviced Companion Loans to which they relate. The Primary Servicer shall hold the original of each letter of credit relating to a Mortgage Loan in trust on behalf of the Trust in order to draw on such letter of credit on behalf of the Trust. The Primary Servicer shall forward a copy of each letter of credit to the Master Servicer. During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments to Mortgage Loan documents, Serviced Companion Loan documents and other documents related to the Mortgaged Property securing the related Mortgage Loan or the Serviced Companion Loans or related to the Mortgage Loan or Serviced Companion Loans as soon as possible after receipt or execution thereof, as applicable. References in this Section 2.01 to the Primary Servicer possessing the Mortgage File are not intended to imply that the Primary Servicer is the primary custodian of the Mortgage File, but rather such references are contained in this Section 2.01 solely because the Primary Servicer may from time to time, have possession of one or more documents in the Mortgage File in connection with certain servicing duties but shall return or forward the original of such documents upon receipt to the Master Servicer and shall maintain a copy of such document as necessary for servicing the Mortgage Loan and the Serviced Companion Loans.

Section 2.02           Notice of Defect, Breach or Repurchase Request.

Following its receipt from the Depositor, the Master Servicer shall provide a copy of the JPMCB Mortgage Loan Purchase Agreement to the Primary Servicer. The Primary Servicer shall promptly notify in writing the Master Servicer after the Primary Servicer discovers (without implying any duty of the Primary Servicer to make, or attempt to make, such a discovery) or receives notice alleging a Document Defect or a Breach contained in such Mortgage Loan Purchase Agreement or a document defect that could give rise to a cure or repurchase obligation. The Primary Servicer shall reasonably cooperate with the Master Servicer in pursuing its obligations to make a repurchase claim against the related Mortgage Loan Seller. The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer (a) discovers or receives notice alleging a Document Defect or a Breach or (b) receives a Repurchase Communication of a Repurchase, a Repurchase Request, a Repurchase Request Rejection or a Repurchase Request Withdrawal or (c) receives a Certificateholder Repurchase Request or a PSA Party Repurchase Request, in each case with respect to a Mortgage Loan or Serviced Companion Loan. The Primary Servicer shall promptly, but in no event later than five (5) Business Days after receipt, provide to the Master Servicer a copy of any written Repurchase Request, Repurchase Request Withdrawal, Repurchase, Repurchase Request Rejection, Certificateholder Repurchase Request, or PSA Party Repurchase Request received by the Primary Servicer and such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03 of the Pooling and Servicing Agreement

ARTICLE III

SERVICING OF THE MORTGAGE LOANS AND SERVICED COMPANION LOANS

Section	3.01 Primary Servicer to Service.

(a)            The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans and the Serviced Companion Loans pursuant to this Agreement in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement and, in the case of the Serviced Companion Loans, as a collective whole with the related Mortgage Loan, taking into account the pari passu nature of the Serviced Companion Loans.

(b)           The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans and the Serviced Companion Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Controlling Class Certificateholders, the Controlling Class Representative, the Operating Advisor, the Asset Representations Reviewer, the Rating Agencies, the Rule 17g-5 Information Provider, the Underwriters, the Initial Purchasers, the Directing Holders, the Certificateholders, the Serviced Companion Loan Holders, the Serviced Pari Passu Companion Loan Holders and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.22 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer all of the Mortgage Loans and the Serviced Companion

Loans that are not Specially Serviced Loans; provided, however, that the Primary Servicer shall continue to receive payments (and provide notice to the Master Servicer and Serviced Companion Loan Holders, as applicable, of such payments), collect information and prepare and deliver reports to the Master Servicer required hereunder with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans), and render such incidental services with respect to any Specially Serviced Loans and REO Properties as and to the extent as may be specifically provided for herein with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans) as are specifically provided for under Section 3.01(c) of this Agreement; provided, further, however, that if the Special Servicer is not, and is not an Affiliate of, the Primary Servicer, the Primary Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Primary Servicer to comply with such duties or the failure by the Special Servicer to otherwise comply with its obligations under the Pooling and Servicing Agreement. All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicer’s rights to service Specially Serviced Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Special Servicer, the Initial Purchasers, the Directing Certificateholder, the Underwriters, the Operating Advisor, the Asset Representations Reviewer, the Rating Agencies, the Controlling Class Certificateholder, the Rule 17g-5 Information Provider and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, (iii) references to the Mortgage Loans, as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loan in this Agreement, and (iv) references to the Serviced Companion Loans and Serviced Pari Passu Companion Loans, each as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Serviced Companion Loans in this Agreement (such modification of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i), (ii), (iii) and (iv) of this sentence shall be referred to herein as the “References Modification”). In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Primary Servicer to the extent necessary to perform its obligations under this Agreement and subject to the restrictions contained in this Agreement. With respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by the Primary Servicer under this Agreement, the Primary Servicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

(c)            The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)           Section 1.02. The determination as to the application of amounts collected in respect of any Mortgage Loan or Serviced Companion Loan, in the absence of express provisions in the related Loan Documents or to the extent that such terms authorize the lender to use its discretion, shall be made by the Master Servicer.

(2)            [Reserved]

(3)            Section 2.05(a). Section 2.05(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Primary Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.”

(4)            Sections 3.01(a) and (b) are incorporated herein, except where expressly provided otherwise in this Agreement. Without limiting the generality of the foregoing, the Primary Servicer shall take all necessary action to continue all UCC financing statements in favor of the assignee prior to the expiration of such UCC financing statements. The Master Servicer shall forward the Primary Servicer recorded UCC financing statements reflecting the Trust as the secured party. Notwithstanding the foregoing, the Primary Servicer’s authority is restricted as provided in Section 3.01(c)(17) and (30) of this Agreement.

(5)            Sections 3.01(c), (d), (e) and (k). References to the Master Servicer and the Special Servicer shall not be deemed to be references to the Primary Servicer for purposes of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. Each and every one of the terms and conditions of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement as it relates to the Master Servicer shall be enforceable against the Primary Servicer in accordance with the terms thereof. The Primary Servicer may not enter into any new primary servicing agreements in connection with the Mortgage Loans and Serviced Companion Loans (except with respect to the Liberty Station Retail Loan Combination on and after the related Servicing Shift Date), but the Primary Servicer may delegate its duties to agents or Subcontractors (including entering into limited, non-cashiering subservicing agreements) so long as the related agreements or arrangements with such agents or Subcontractors are consistent with the provisions of Section 3.01(c) and (d) of the Pooling and Servicing Agreement. The Primary Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement. The Primary Servicer (in such capacity) may not foreclose any Mortgage or, except as permitted by Section 3.01(c)(17) or (30) of this Agreement, grant any modification, extension, waiver or amendment to any Mortgage Loan or Serviced Companion Loan. Notwithstanding the foregoing, the Primary Servicer’s authority is restricted as provided in Section 3.01(c)(17) and (30) of this Agreement.

To the extent required by Sections 3.01(c) and (d) of the Pooling and Servicing Agreement, this Agreement will be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or by a successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement. Notwithstanding the foregoing or any other contrary provision in the Pooling and Servicing Agreement, any successor Master Servicer (including, without limitation, the Trustee) shall assume this Agreement and (i) the Primary Servicer’s rights and obligations under this Agreement shall expressly survive a termination of the Master Servicer’s servicing rights under the Pooling and Servicing Agreement; provided that this

Agreement has not been terminated in accordance with its provisions; (ii) any successor Master Servicer (including, without limitation, the Trustee) shall be deemed to automatically assume and agree to the this Agreement without further action upon becoming the successor Master Servicer and (iii) the Pooling and Servicing Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Primary Servicer hereunder and/or under this Agreement, without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

(6)            Section 3.03(a). The Primary Servicer may not waive any Penalty Charges that the Master Servicer is permitted to waive under Section 3.03 of the Pooling and Servicing Agreement without the consent of the Master Servicer. The Primary Servicer shall forward to the Master Servicer a copy of all income statements, rent rolls and other reporting information collected by the Primary Servicer within the timeframe set forth in Section 3.01(c)(35) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any defaults under the Mortgage Loans and Serviced Companion Loans, collection issues or customer issues; provided that the Primary Servicer shall not take any action with respect to enforcing the Mortgage Loans and Serviced Companion Loans without the prior written approval of the Master Servicer.

(7)            Except as set forth herein, Section 3.04(a). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify to the information on the Mortgage Loans and Serviced Companion Loans with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis, starting with the quarter ending June of 2019, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(36) of this Agreement. The third, fourth, fifth and sixth sentences of Section 3.04(a) of the Pooling and Servicing Agreement are not incorporated herein. The Primary Servicer shall not be required to or permitted to make any Property Advances; provided, however, that, with respect to any Property Advance required to be made on an urgent or emergency basis such that the Primary Servicer is unable to provide the Master Servicer with sufficient notice (which shall not be required to be more than five (5) Business Days’ notice) to enable the Master Servicer to make such Property Advance, the Primary Servicer may, in the Primary Servicer’s sole discretion, make such Property Advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer shall reimburse the Primary Servicer for such Property Advance and interest thereon at the Advance Rate within five (5) Business Days of receipt of written request therefor. In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.

(8)            Section 3.04(b), (c), (d) and (e). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) days of the Closing Date and thereafter to the Master Servicer upon any transfer of any Escrow Account. Without the express written consent of the Master Servicer, the Primary Servicer (in such capacity) shall not (a) waive or extend the date set forth in any agreement governing reserve funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed or (b) release any earn-out reserve funds or return any related letters of credit delivered in lieu of earn-out reserve funds.

(9)            Section 3.05(a). The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Primary Servicer Collection Account. The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Collection Account. Notwithstanding the last two paragraphs of Section 3.05(a) of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Collection Account and include in its Remittance Amount, Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation collected by the Primary Servicer, to the extent the Primary Servicer is not entitled to such amounts pursuant to Section 3.01(c)(20) of this Agreement. Any amounts of additional special servicing compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer. For purposes of the last paragraph of Section 3.05(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Collection Account

(10)          Section 3.05A. The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Loan Combination Custodial Account”), meeting all of the requirements of the Loan Combination Custodial Account, and references to the Loan Combination Custodial Account shall be references to such Primary Servicer Loan Combination Custodial Account. The creation of any Primary Servicer Loan Combination Custodial Account, which may be a sub-account of the Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Loan Combination Custodial Account. As of the Closing Date, the Primary Servicer Loan Combination Custodial Account will be a sub-account of the Primary Servicer Collection Account. Notwithstanding Section 3.05A(b) of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Loan Combination Custodial Account and include in its Remittance Amount, Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and other amounts collected by the Primary Servicer to the extent not constituting Additional Servicing Compensation and/or Additional Special Servicing Compensation collected by the Primary Servicer (in each case, other than those to which the Primary Servicer is entitled pursuant to Section 3.01(c)(20) of this Agreement). Any amounts of Additional Special Servicing Compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer. For purposes of Section 3.05A(c) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Loan Combination Custodial Account.

(11)          Section 3.06 is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)            to remit to the Master Servicer for deposit in the Collection Account the Remittance Amount;

(ii)           to the extent not otherwise required to be applied to Prepayment Interest Shortfalls, to pay to itself earned and unpaid Primary Servicing Fees with respect to the Mortgage Loans and/or any successor REO Mortgage Loans in respect thereof, the Primary Servicer’s right to payment of its Primary Servicing Fee pursuant to this clause (ii) with respect to any such Mortgage Loan or REO Mortgage Loan being limited to amounts on deposit in the Primary Servicer Collection Account that are received on or in respect of the Mortgage Loans or REO Mortgage Loans (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) that are allocable as a recovery of interest thereon (and in all cases subject to the limitations applicable to the Master Servicer for payment of its Servicing Fee set forth in Section 3.06(a) of the Pooling and Servicing Agreement);

(iii)          to pay to itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Collection Account as provided in Section 3.01(c)(13) of this Agreement (but only to the extent of the net investment earnings with respect to the Primary Servicer Collection Account for the period from and including the prior Primary Servicer Remittance Date to and including such Primary Servicer Remittance Date);

(iv)          to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(v)           to remove any amounts deposited in the Primary Servicer Collection Account in error.

The Primary Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from its Primary Servicer Collection Account. On each Primary Servicer Remittance Date, all income and gain realized from investment of funds to which the Primary Servicer is entitled shall be subject to withdrawal by such Primary Servicer. The last paragraph of Section 3.06(a) of the Pooling and Servicing Agreement is incorporated herein.

(12)          Section 3.06A is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Loan Combination Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit (A) to the Master Servicer for deposit in the Collection Account the Remittance Amount and (B) to the Serviced Companion Loan Holder all amounts on deposit payable to the related Serviced Companion Loan Holder pursuant to the applicable Co-Lender Agreement;

(ii)         to the extent not otherwise required to be applied against Prepayment Interest Shortfalls, to pay itself earned and unpaid Primary Servicing Fees, with respect to the Serviced Loan Combination, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to any Serviced Loan Combination being limited to amounts on deposit in the Primary Servicer Loan Combination Custodial Account that are received on or in respect of such Serviced Loan Combination (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) that are allocable as a recovery of interest thereon (and in all cases subject to the limitations applicable to the Master Servicer for payment of its Servicing Fee set forth in Section 3.06A(a) of the Pooling and Servicing Agreement);

(iii)        to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Loan Combination Custodial Account as provided in Section 3.01(c)(13) of this Agreement, but only to the extent of the net investment earnings, if any, with respect to the Primary Servicer Loan Combination Custodial Account for any Collection Period;

(iv)        to clear and terminate the Primary Servicer Loan Combination Custodial Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(v)         to remove any amounts deposited in the Primary Servicer Loan Combination Custodial Account in error.

The second paragraph of Section 3.06A(a) of the Pooling and Servicing Agreement is incorporated herein. The Primary Servicer shall keep and maintain separate accounting records, on a Mortgage Loan-by-Mortgage Loan and Companion Loan-by-Companion Loan basis for the purpose of justifying any withdrawal, debit or credit from the Primary Servicer Loan Combination Custodial Account. Upon written request, the Primary Servicer shall provide to the Master Servicer such records. Sections 3.06A(b) and (c) of the Pooling and Servicing Agreement are incorporated herein.

Section 3.06A(b) of the Pooling and Servicing Agreement is incorporated herein.

On or prior to the related Serviced Loan Combination Remittance Date in each calendar month (and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to the applicable Serviced Loan Combination, if such funds are received after the Determination Date and before the Distribution Date in any calendar month), the Primary Servicer shall remit to the related Serviced Companion Loan Holder all amounts on deposit in the Primary Servicer Loan Combination Custodial Account payable to such Serviced Companion Loan Holder pursuant to the related Co-Lender Agreement with respect to the related Serviced Companion Loan (or any successor REO Companion Loan), exclusive of (i) any applicable Trust Reimbursement Amount and (ii) any Primary Servicing Fees, additional servicing compensation to which the Primary Servicer is entitled and any other amounts due or reimbursable to the Primary Servicer, in each case in accordance with the terms hereof and the terms of the Pooling and Servicing Agreement.

(13)          Section 3.07 is not incorporated herein. The Primary Servicer may invest funds in the Primary Servicer Collection Account, the Primary Servicer Loan Combination Custodial Account and/or any Mortgagor Account maintained by it on the same terms as the Master Servicer may invest funds in the Collection Account, Loan Combination Custodial Account and/or Mortgagor Account, and subject to the same rights, restrictions and obligations regarding maturity dates, gains, losses, withdrawals, possession and control of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, (A) any investment of funds in the Primary Servicer Collection Account, the Primary Servicer Loan Combination Custodial Account and/or Mortgagor Account shall be made in the name of Primary Servicer on behalf of the Trustee or a nominee of the Trustee (in each case for the benefit of the Certificateholders) and (B) the Primary Servicer, on behalf of the Trustee, shall take the actions described in Section 3.07 of the Pooling and Servicing Agreement as applicable to the Master Servicer necessary to perfect the Trustee’s interest in Permitted Investments. The Primary Servicer shall have no responsibility or liability with respect to the investment direction of the Master Servicer, the Certificate Administrator, the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Primary Servicer shall not be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company is not the Primary Servicer or an Affiliate of the Primary Servicer and satisfied the qualifications set forth in the definition of Eligible Account both (1) at the time such investment was made and (2) as of the date that is thirty (30) days prior to the insolvency.

(14)          Sections 3.08(a). References to the Collection Account and the Loan Combination Custodial Account shall be references to the Primary Servicer Collection Account or the Primary Servicer Loan Combination Custodial Account, as applicable. All insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer as loss payee. Within thirty (30) days after the Closing Date, the Primary Servicer shall forward to the Master Servicer a fully completed certificate of insurance in the form of Exhibit H attached hereto. Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans and Serviced Companion Loans on a quarterly basis starting for the quarter ending in June of 2019 within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(36) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts. The Master Servicer or the Special Servicer shall make all determinations with respect to terrorism insurance matters required to be made under Section 3.08 of the Pooling and Servicing Agreement, and the Primary Servicer shall reasonably cooperate with the Master Servicer in connection therewith. If the Primary Servicer is not the Special Servicer, after receipt of notice from the Special Servicer of any determination by the Special Servicer that a default is an Acceptable Insurance Default, the Master Servicer shall promptly notify the Primary Servicer of such determination.

(15)          Section 3.08(b). References to the Collection Account and the Loan Combination Custodial Account shall be references to the Primary Servicer Collection Account or the Primary Servicer Loan Combination Custodial Account, as applicable.

(16)          Section 3.08(c). The Primary Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s reasonable request a certificate of insurance or other evidence of such fidelity bond and errors and omissions insurance (or self-insurance). The Primary Servicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance (or self-insurance).

(17)          Section 3.09. (A) For so long as the Primary Servicer is not the Special Servicer, notwithstanding anything herein to the contrary, the Primary Servicer will not permit or consent to any assumption, transfer, or other action contemplated by Section 3.09 of the Pooling and Servicing Agreement unless the Primary Servicer has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer shall process such request pursuant to Section 3.09 of the Pooling and Servicing Agreement. Following such confirmation, the Primary Servicer will not permit or consent to any assumption, transfer, or other action contemplated by Section 3.09 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall promptly notify the Master Servicer of any Mortgagor request for such action, and perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.09 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer, the Controlling Class Representative and the Rating Agencies in connection with obtaining any necessary approval or consent from the Special Servicer. If the Primary Servicer shall process such assumption, transfer, or other action and the Master Servicer consents to such transaction, the Primary Servicer shall document and close such transaction. The Primary Servicer shall promptly provide copies of any waivers it effects pursuant to this Section to the Master Servicer and the Master Servicer will provide notice or copies to the Rule 17g-5 Information Provider and Rating Agencies to the extent required by the Pooling and Servicing Agreement.

(B) Notwithstanding the foregoing, during any such time the Primary Servicer is the Special Servicer, and subject to Section 3.01(d) of this Agreement, the Primary Servicer shall perform the obligations of the Master Servicer under such Section 3.09 and Section 3.24 of the Pooling and Servicing Agreement (including dealing directly with, and obtaining the consent of, the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.09 and (subject to Section 3.01(c)(30) of this Agreement) Section 3.24 of the Pooling and Servicing Agreement and Section 3.01(d) of this Agreement; provided, however, that the Primary Servicer shall copy the Master Servicer on all correspondence to the Special Servicer and the Mortgagor regarding such matters and the Primary Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and shall forward such package to the Master Servicer. The Master Servicer (not the Primary Servicer) will deal with the Rating Agencies to the extent required by Section 3.09 of the Pooling and Servicing Agreement.

The Primary Servicer shall promptly provide copies of any waivers, approvals, assumptions, transfers or other actions contemplated by Section 3.09 of the Pooling and Servicing Agreement it effects pursuant to this Section to the Master Servicer and the Master Servicer will provide notice or copies to the Rule 17g-5 Information Provider and Rating Agencies to the extent required by the Pooling and Servicing Agreement.

(C) In all cases, defeasances shall be processed pursuant to Section 3.01(e) of this Agreement.

(18)          Section 3.10. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.10 (other than Section 3.10(h)) of the Pooling and Servicing Agreement; provided, however, with respect to the Serviced Loan Combination, the Primary Servicer shall promptly provide written notice to the related Companion Holder upon the occurrence of any Serviced Loan Combination event of default.

(19)          Section 3.11. The references to the Collection Account shall be references to the Primary Servicer Loan Combination Custodial Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Loan Combination Custodial Account.

(20)          Section 3.12(a). References to the Servicing Fee shall be references to the Primary Servicing Fee and references in the definition of “Servicing Fee” to the Servicing Fee Rate shall be references to the Primary Servicing Fee Rate. All references to the Collection Account shall be references to the Primary Servicer Collection Account and all references to the Loan Combination Custodial Account shall be references to the Primary Servicer Loan Combination Custodial Account. The last four sentences of the first paragraph and the third paragraph of Section 3.12(a) of the Pooling and Servicing Agreement are not incorporated herein. In addition, the Primary Servicer shall be entitled to receive, as additional servicing compensation, to the extent the Master Servicer is entitled to such amounts under the Pooling and Servicing Agreement, (i) all investment income earned on amounts on deposit in the Primary Servicer Loan Combination Custodial Account and Primary Servicer Collection Account and certain Mortgagor Accounts (to the extent consistent with the related Loan Documents) and 100% of Prepayment Interest Excesses relating to the Mortgage Loans and Serviced Companion Loans to which the Master Servicer is entitled under the Pooling and Servicing Agreement, (ii) 100% of that portion of Excess Penalty Charges relating to late fees and 50% of that portion of Excess Penalty Charges relating to Default Interest on the Mortgage Loans and Serviced Companion Loans to which the Master Servicer is entitled under the Pooling and Servicing Agreement and not required by the Pooling and Servicing Agreement to cover Advance Interest or Additional Trust Fund Expenses, (iii) 100% of any amounts collected by the Primary Servicer for checks returned for insufficient funds, demand fees or similar items with respect to the Mortgage Loans and Serviced Companion Loans to the extent the Master Servicer is entitled to such items under Section 3.12(a) of the Pooling and Servicing Agreement and reasonable review fees in connection with any Mortgagor request to the extent such review fees are not prohibited under the related Mortgage Loan documents, (iv) 50% of that portion of any Assumption Fees and any similar fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and Serviced Companion Loans regardless of whether such matters are performed by the Primary Servicer pursuant to Section 3.01(c)(17) of this Agreement, (v) 50% of that portion of any assumption application fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and Serviced Companion Loans regardless of whether such matters are performed by the Primary Servicer pursuant to Section 3.01(c)(17) of this Agreement, (vi) 50% of that portion of any Excess Modification Fees, Consent Fees and similar fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and Serviced Companion Loans regardless of whether such matters are performed by the Primary Servicer pursuant to Section 3.01(c)(30) of this Agreement, (vii) 50% of that portion of any defeasance fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and Serviced Companion Loans in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(17) of this Agreement, and (viii) 100% of that portion of any beneficiary statement charges to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and Serviced Companion Loans. The Primary Servicer shall not be entitled to any other amounts not specifically addressed above in this Section 3.01(c)(20).

(21)          Section 3.12(d) and (e). The Primary Servicer shall promptly notify the Master Servicer of any request or inquiry described in the second paragraph of Section 3.12(e) of the Pooling and Servicing Agreement (i.e., a request from a Mortgagor, Certificateholder or other Person that requires the assistance of Independent legal counsel or other consultant, as further described in the Pooling and Servicing Agreement).

(22)          Section 3.13. The Primary Servicer shall deposit all Prepayment Interest Shortfalls in the Primary Servicer Collection Account or the Primary Servicer Loan Combination Custodial Account, as applicable, on each Primary Servicer Remittance Date. References to the Servicing Fee shall be references to the Primary Servicing Fee.

(23)          Section 3.14. To the extent such information is not already included in the Primary Servicer’s monthly remittance report, the Primary Servicer shall deliver to the Master Servicer the report required under Section 3.14(b) of the Pooling and Servicing Agreement at least five (5) Business Days prior to the date the Master Servicer is required to deliver such report to the Special Servicer.

(24)          Section 3.15. The Primary Servicer shall also be subject to Section 3.01(c)(33) of this Agreement. Notwithstanding anything to the contrary herein, none of the restrictions in Section 3.15 of the Pooling and Servicing Agreement or Section 3.01(c)(33) of this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Primary Servicer, on the one hand, and a Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans and Serviced Companion Loans to a Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) borrower, property or deal specific identifiers are redacted; (y) the Master Servicer confirms to the Primary Servicer in writing that it has in fact previously provided such information to the Rule 17g-5 Information Provider and does not provide such information to such Rating Agency until the earlier of (i) receipt of notification from the Rule 17g-5 Information Provider that such information has been posted to the Rule 17g-5 Information Provider’s Website and (ii) after 12:00 p.m. on the first Business Day following the date it has provided such information to the Rule 17g-5 Information Provider; or (z) such Rating Agency or NRSRO has confirmed in writing to the Primary Servicer that it does not intend to use such information in undertaking credit rating surveillance for any Class of Certificates (and the Primary Servicer shall, upon written request, certify to the Depositor (with a copy to the Master Servicer) that it received the confirmation described in this clause (z) or provide the Depositor and Master Servicer with a copy of such confirmation from the applicable Rating Agency or NRSRO). Pursuant to, and in accordance with, Section 6.02 of this Agreement, the Primary Servicer shall provide to Master Servicer access to all the Servicing Files, Mortgage Files and servicing systems maintained by the Primary Servicer with respect to the Mortgage Loans and Serviced Companion Loans for audit and review.

(25)          Sections 3.18(a) and (b). The Primary Servicer shall promptly (but in no event later than three (3) Business Days after the completion of related inspection report) forward to the Master Servicer (at ssreports@wellsfargo.com or such other electronic delivery reasonably agreed to by the Master Servicer and the Primary Servicer) a copy of all inspection reports prepared by or on behalf of the Primary Servicer. The Primary Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports as required by this Agreement. If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to the related Mortgaged Property, the Primary Servicer (x) shall promptly send to the related Mortgagor (with a copy to the Master Servicer by email to cmsins@wellsfargo.com) a letter identifying such deferred maintenance item and instructing the related Mortgagor to correct such deferred maintenance item and (y) shall follow up with the related Mortgagor in writing (with a copy to the Master Servicer by email to cmsins@wellsfargo.com) and at such frequency as is in accordance with the Servicing Standard to confirm that such deferred maintenance item is being corrected. The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that gives rise to enforcement rights with respect to the manager under the related Mortgage Loan documents and management agreement. With respect to the Mortgage Loans and Serviced Companion Loans serviced hereunder, the Primary Servicer shall inform each ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer in addition to the Primary Servicer.

(26)          Section 3.19.

(27)          Section 3.20 is not incorporated herein. The Primary Servicer shall not be permitted or obligated to make any Property Advance, except as specifically set forth in Section 3.01(c)(7) of this Agreement. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Property Advance with respect to the Mortgage Loans and Serviced Companion Loans. In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Property Advance would constitute a Nonrecoverable Advance.

(28)          Section 3.22(a). The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems will or would cause any a Servicing Transfer Event with respect to the Mortgage Loans and Serviced Companion Loans. The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer. Upon receipt by the Master Servicer of notice from the Special Servicer than a Specially Serviced Loan has become a Corrected Loan, the Master Servicer shall promptly give the Primary Servicer notice thereof and the obligation of the Primary Servicer to service and administer such Mortgage Loans and Serviced Companion Loans shall resume.

(29)          Section 3.22(c).

(30)          Section 3.24. (A) For so long as the Primary Servicer is not the Special Servicer, anything herein to the contrary, the Primary Servicer shall not will not permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.24 of the Pooling and Servicing Agreement unless the Primary Servicer has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer shall process such request pursuant to Section 3.24 of the Pooling and Servicing Agreement. Following such confirmation, the Primary Servicer will not permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.24 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall promptly notify the Master Servicer of any Mortgagor request for such action, and perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.24 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer and/or the Rating Agencies and, as necessary, other parties to the Pooling and Servicing Agreement and any Directing Holder in connection with obtaining any necessary approval or consent from the respective party; however, when processing loan-related events delegated to it through this Agreement, the Primary Servicer may consult with the Special Servicer as needed, provided that it copies the Master Servicer on all related correspondence to the Special Servicer and includes a representative of the Master Servicer on all related calls with the Special Servicer and otherwise keeps the Master Servicer fully informed as to the results of such consultations. If the Primary Servicer shall process such modification, extension, waiver, consent or other action and the Master Servicer consents to such transaction, the Primary Servicer shall document and close such transaction. When forwarding a request for the approval of any lease or renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto. The Primary Servicer will not permit any Principal Prepayment with respect to the Mortgage Loans and Serviced Companion Loans without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement (with respect to each Principal Prepayment request) setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.

(B) Notwithstanding the foregoing, during any such time the Primary Servicer is the Special Servicer, and subject to Section 3.01(d) of this Agreement, the Primary Servicer shall perform the obligations of the Master Servicer under such Section 3.24 of the Pooling and Servicing Agreement (including dealing directly with, and obtaining the consent of, the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.24 of the Pooling and Servicing Agreement and Section 3.01(d) of this Agreement; provided, however, that the Primary Servicer shall copy the Master Servicer on all correspondence to the Special Servicer and the Mortgagor regarding such matters and the Primary Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and shall forward such package to the Master Servicer. The Master Servicer (not the Primary Servicer) will deal with the Rule 17g-5 Information Provider and Rating Agencies to the extent required by Section 3.24 of the Pooling and Servicing Agreement. Notwithstanding the foregoing, with respect to any modification, extension, waiver, consent or other action contemplated by Section 3.24 of the Pooling and Servicing Agreement for which the Pooling and Servicing Agreement does not require the Master Servicer to obtain the consent or approval of the Special Servicer, the Primary Servicer shall not permit or consent to any such modification, extension, waiver, consent or other action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.24 of the Pooling and Servicing Agreement and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, the Primary Servicer shall close such transaction. The Primary Servicer shall promptly forward all request for Principal Prepayments to the Master Servicer, along with a payoff statement setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.

(C) In all cases, defeasances shall be processed pursuant to Section 3.01(e) of this Agreement.

(31)          Section 3.25 is not incorporated herein. The Primary Servicer will not permit any replacement of a Manager for the related Mortgaged Property with respect to the Mortgage Loans and Serviced Companion Loans without the express written consent of the Master Servicer.

(32)          Section 3.28 (b)-(d). The Primary Servicer shall copy the Master Servicer (at ssreports@wellsfargo.com or such other electronic delivery reasonably agreed to by the Master Servicer and the Primary Servicer) on any reports or notices delivered to the Serviced Companion Loan Holder or its Companion Loan Holder Representative. If not processed by the Primary Servicer, the Master Servicer shall provide to the Primary Servicer a copy of any modification relating to the Serviced Companion Loan. The Master Servicer, not the Primary Servicer, will deal directly with the Serviced Companion Loan Holder or its Companion Loan Holder Representative in connection with obtaining any necessary consent from or consultation with such party.

(33)          Section 3.30 is not incorporated herein. Subject to the last paragraph of this Section 3.01(c)(33), notwithstanding any provision herein to the contrary, the Primary Servicer shall not deliver any information or documents to the Rating Agencies or make any request to a Rating Agency for a Rating Agency Confirmation; all such deliveries and requests shall be made by, and as determined necessary by, the Master Servicer. Subject to Section 3.01(c)(24) of this Agreement, the Primary Servicer shall not communicate (orally or in writing) with any Rating Agency regarding any of the Loan Documents, any of the Serviced Companion Loan documents or any matter related to the Mortgage Loans and Serviced Companion Loans, the related Mortgaged Properties, the related Mortgagors or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement. Subject to Section 3.01(c)(24) of this Agreement, the Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 3.01(c)(33) and the Pooling and Servicing Agreement and shall not deliver to any Rating Agency any report, notice, statement, request for Rating Agency Confirmation or other information the communication of which to the Rating Agencies is restricted by the Pooling and Servicing Agreement.

Subject to Section 3.01(c)(24) of this Agreement, all information described in the immediately preceding paragraph will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans and Serviced Companion Loans or the primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations. Notwithstanding the foregoing restrictions in this Section 3.01(c)(30), the Primary Servicer may request that a Rating Agency provide a Rating Agency Confirmation with respect to accounts held at the Primary Servicer or an Affiliate of the Primary Servicer which Rating Agency Confirmation is required in order for an account held at the Primary Servicer or an Affiliate of the Primary Servicer to constitute an Eligible Account as contemplated by the definition of “Eligible Account” in the Pooling and Servicing Agreement; provided, however, that the Primary Servicer complies with the following requirements: (a) any such Rating Agency Confirmation request shall be in writing, with a cover letter indicating the nature of the request and shall include all information the Primary Servicer believes is reasonably necessary for the Rating Agency to make its decision; (b) the Primary Servicer shall provide such Rating Agency Confirmation request to the Master Servicer by email, who shall promptly provide such Rating Agency Confirmation request to the Rule 17g-5 Information Provider (with a copy to the Primary Servicer); (c) the Primary Servicer may send such Rating Agency Confirmation request to the Rating Agency (with a copy to the Master Servicer) so long as such request was previously provided to the Rule 17g-5 Information Provider and is not sent to the Rating Agency until the earlier of (i) receipt of notification from the Rule 17g-5 Information Provider that such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website and (ii) after 12:00 p.m. on the first Business Day following the date it has provided such information, report, notice or other document to the Rule 17g-5 Information Provider; (d) to the extent that the Rating Agency makes an inquiry or initiates communications with the Primary Servicer regarding such Rating Agency Confirmation request, the Primary Servicer shall notify the Master Servicer of such inquiry or communication, and all responses to such inquiries or communications from the Rating Agency shall be made in writing by the Primary Servicer and shall be provided to the Master Servicer, who shall provide such response to the Rule 17g-5 Information Provider (with a copy to the Primary Servicer); and (e) the Primary Servicer may send such response to the Rating Agency (with a copy to the Master Servicer) so long as such request was previously provided to the Rule 17g-5 Information Provider and is not sent to the Rating Agency until the earlier of (i) receipt of notification from the Rule 17g-5 Information Provider that such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website and (ii) after 12:00 p.m. on the first Business Day following the date it has provided such information, report, notice or other document to the Rule 17g-5 Information Provider. Such Rating Agency Confirmations shall be deemed satisfied if the Primary Servicer seeking such Rating Agency Confirmation satisfies the requirements of Section 3.30(a) of the Pooling and Servicing Agreement.

(34)          Section 3.32.

(35)          Section 3.33 is not incorporated herein. The Primary Servicer shall not initiate or become involved in any claim or litigation that falls within the scope of Loan-Related Litigation. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Loan-Related Litigation, the Primary Servicer shall promptly, but in any event no later than five (5) Business Days of the Primary Servicer receiving service of such Loan-Related Litigation, provide written notice thereof to the Master Servicer. Notwithstanding the foregoing, the Primary Servicer shall retain the right to make determinations relating to the claims against the Primary Servicer subject to Section 3.33(g) of the Pooling and Servicing Agreement and the rights of the Special Servicer set forth therein, which shall apply to the Primary Servicer to the extent such provisions apply to the Master Servicer.

(36)          Section 4.02(b) is not incorporated herein. The Primary Servicer shall deliver to the Master Servicer, no later than 5:00 p.m. New York City time on the Primary Servicing Reporting Date, by electronic transmission in the format reasonably acceptable to the Master Servicer and the Primary Servicer, a CREFC® Delinquent Loan Status Report, the CREFC® Financial File, the CREFC® Property File, the CREFC® Comparative Financial Status Report (except for the first two Distribution Dates), the CREFC® Servicer Watch List and Portfolio Review Guidelines, the CREFC® Total Loan Report and the CREFC® Loan Level Reserve/LOC Report, each providing the required information as of such Determination Date. The Primary Servicer shall also deliver the foregoing reports to any master servicer of a securitization of the Serviced Companion Loan no later than the Mortgage Loans and Serviced Companion Loans Remittance Date. At the request of Master Servicer, the Primary Servicer shall send to each Mortgagor a notice directing the Mortgagor to forward to the Special Servicer annual, quarterly and monthly operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of the related Mortgagor. The preparation and maintenance by the Primary Servicer of all the reports specified in this Section 3.01(c)(36), including the calculations made therein, shall be done in accordance with CREFC® standards to the extent applicable thereto.

The Primary Servicer shall deliver to the Master Servicer, (a) on a monthly basis, no later than 5:00 p.m. New York City time on the Primary Servicer Reporting Date, by electronic transmission in a format reasonably acceptable to the Master Servicer and the Primary Servicer, the CREFC® Loan Periodic Update File, providing the required information as of such Determination Date, (b) on a monthly basis, no later than 5:00 p.m. New York City time on the Primary Servicer Reporting Date, by electronic transmission in a format reasonably acceptable to the Master Servicer and the Primary Servicer the Collection Report (the information therein to be stated as of the Determination Date) in the form of Exhibit G attached hereto and (c) within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending on June 30, 2019, the certification on the Mortgage Loans and Serviced Companion Loans, including without limitation information regarding UCC financing statements, taxes, insurance premiums and ground rents, required by and in the form of Exhibit E attached hereto. The Primary Servicer shall also deliver the Collection Report on each Serviced Loan Combination Remittance Date. In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(37) of this Agreement, the Primary Servicer shall deliver to the Master Servicer by electronic transmission in a format reasonably acceptable to the Master Servicer and the Primary Servicer, a report of the nature of such remittance in the form of Exhibit G attached hereto. The Primary Servicer shall also prepare and deliver to the Master Servicer not later than 1:00 p.m. New York City time by the twenty-fifth day of each month, a certification in the form of Exhibit J attached hereto. The Primary Servicer shall provide all reasonable cooperation to enable the Master Servicer to fulfill its obligations under Section 4.02(b) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Serviced Companion Loans.

The Primary Servicer shall use reasonable efforts to collect, and to the extent received, the Primary Servicer shall electronically deliver to the Master Servicer in Microsoft Excel format promptly upon completion, and in any event, at least five (5) Business Days before the Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement, a copy of all operating statements, income statements, rent rolls and other reporting information collected by the Primary Servicer and the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet with respect to the Mortgage Loans and Serviced Companion Loans as required by Section 4.02(b) of the Pooling and Servicing Agreement. The Primary Servicer shall also deliver the foregoing reports to any master servicer of a securitization of the Serviced Companion Loan no later than the related Mortgage Loans and Serviced Companion Loans Remittance Date.

With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(36), such reports shall be sent to ssreports@wellsfargo.com or such other electronic delivery reasonably agreed to by the Master Servicer and the Primary Servicer.

The Primary Servicer shall not prepare and/or provide any CREFC® Schedule AL File or any Schedule AL Additional File; provided, however, the Primary Servicer shall (i) promptly provide to the Master Servicer any documentation relating to the Mortgage Loan in the Primary Servicer’s possession reasonably requested by the Master Servicer in connection with the Master Servicer’s preparation and compilation of any CREFC® Schedule AL File or any Schedule AL Additional File and (ii) cooperate with the Master Servicer in connection with the Master Servicer’s preparation and compilation of any CREFC® Schedule AL File or any Schedule AL Additional File relating to the Mortgage Loan.

(37)          Section 4.06 is not incorporated herein. On the Primary Servicer Remittance Date immediately preceding each Distribution Date, the Primary Servicer shall remit to the Master Servicer by wire transfer by 3:00 p.m. Charlotte, North Carolina Time the Remittance Amount for such date. Each month, on the first Business Day after receipt of any Remittance Amount between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Remittance Amount for such date. Each month, on each Business Day that the Primary Servicer is not required to remit to the Master Servicer pursuant to the previous two sentences, the Primary Servicer shall forward the Remittance Amount to the Master Servicer by wire transfer within one Business Day following the Primary Servicer’s receipt of any delinquent payments on the Mortgage Loans. Section 3.01(c)(36) of this Agreement sets forth certain reporting requirements with respect to such remittances. The Primary Servicer shall not be permitted to make P&I Advances.

(38)          Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.17 and 10.18. The Primary Servicer shall perform all obligations and be subject to all restrictions and requirements applicable to the Master Servicer or “Primary Servicer” in such Sections as they relate to its duties thereunder. In addition, if the Primary Servicer is a “Servicing Function Participant” or a “Reporting Servicer” it shall perform all obligations and be subject to all restrictions and requirements applicable to a “Servicing Function Participant” or a “Reporting Servicer” in such Sections. For purposes of this Section 3.01(c)(38), the Other Depositor and Other Exchange Act Reporting Party shall mean the Other Depositor and Other Exchange Act Reporting Party relating to the securitization of each Serviced Companion Loan. The Primary Servicer shall cooperate fully with the Master Servicer (and any Other Depositor and any Other Exchange Act Reporting Party) and deliver to the Master Servicer (and any Other Depositor and any Other Exchange Act Reporting Party) any and all statements, reports, certifications, records and any other information in its possession and necessary in the reasonable good faith determination of the Master Servicer, the Certificate Administrator, the Trustee, the Depositor, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit the Depositor or any Other Depositor, as applicable, to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article X of the Pooling and Servicing Agreement, together with such disclosures relating to the Primary Servicer, or the servicing of the Mortgage Loans and Serviced Companion Loans, reasonably believed by the Depositor or any Other Depositor, the Certificate Administrator or the Master Servicer, as applicable, to be necessary in order to effect such compliance. For purposes of this Section 3.01(c)(38) of this Agreement, references to the Trustee, the Certificate Administrator or the Depositor (or any Other Depositor or Other Exchange Act Reporting Party) in Article X of the Pooling and Servicing Agreement shall not be deemed to be references to the Master Servicer but shall remain references to the Trustee, the Certificate Administrator or the Depositor (or any Other Depositor or Other Exchange Act Reporting Party); provided that the Primary Servicer shall copy the Master Servicer on any notice, certificate or information provided to the Trustee, the Certificate Administrator, the Depositor, the Other Exchange Act Reporting Party or the Other Depositor pursuant to this Section 3.01(c)(38) of this Agreement.

With respect to any period that the Primary Servicer is a Servicing Function Participant or a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Primary Servicer shall perform all obligations under Sections 10.01, 10.02 and 10.03 of the Pooling and Servicing Agreement applicable to a servicer as contemplated by Item 1108(a)(2) of Regulation AB (including, without limitation, any obligation or duty the Master Servicer is required under Sections 10.01, 10.02 and 10.03 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant or such a servicer as contemplated by Item 1108(a)(2) of Regulation AB to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes) within the time provided in Section 10.04 of the Pooling and Servicing Agreement. If the Primary Servicer obtains actual knowledge of the incurrence of additional debt or mezzanine debt by a Mortgagor, the Primary Servicer shall promptly after obtaining such actual knowledge, deliver notice to the Master Servicer of such Mortgagor’s incurrence of such debt in the form of Exhibit W-3 to the Pooling and Servicing Agreement. With respect to the Mortgage Loan, the Primary Servicer shall reasonably cooperate with the Master Servicer and the Depositor pursuant to Section 10.04(d) of the Pooling and Servicing Agreement with respect to any CREFC® Schedule AL File.

Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, the Certificate Administrator and each Other Depositor and each Other Exchange Act Reporting Party to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes), on or before the fifth Business Day preceding March 1st of each year, beginning February 24, 2020.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a certification substantially in the form of Exhibit Y-8 attached to the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, beginning February 24, 2020. If the Primary Servicer is a Reporting Servicer, such certification shall also be provided to the Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Primary Servicer is not a Reporting Servicer, such certification shall be delivered only to the Master Servicer. In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 10.06 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 10.06 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer, the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which such Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, within the time provided in Section 10.07 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its Officer’s Certificate required by Section 10.08 of the Pooling and Servicing Agreement to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, beginning February 24, 2020. If the Primary

Servicer is an Additional Servicer, the Primary Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) and the Depositor, and shall forward a copy to, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative, within the time provided in Section 10.08 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Additional Servicer, such Officer’s Certificate shall be delivered only to the Master Servicer.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Sections 10.09 and 10.10 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, beginning February 24, 2020. If the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with the Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator, the Trustee, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the Custodian and the Depositor, and only with respect to the accountants’ report, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative, within the time provided in Sections 10.09 and 10.10 of the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer.

If any Mortgaged Property that secures a Serviced Pari Passu Companion Loan is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB), the Primary Servicer shall comply with Section 10.11(b) of the Pooling and Servicing Agreement.

Subject to other provisions of this Agreement restricting the right of the Primary Servicer to retain subservicers or subcontractors, the provisions of Article X of the Pooling and Servicing Agreement regarding retaining a “Primary Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Primary Servicer to perform any of its obligations hereunder and the Primary Servicer shall comply with such provisions.

If the Primary Servicer is (or was during any time relevant to the third and fourth paragraphs of Section 10.12) an Additional Servicer or Servicing Function Participant, the Primary Servicer shall perform all of the obligations of an Affected Reporting Party contained in the third and fourth paragraphs of Section 10.12. The Primary Servicer shall also obtain the consent of the Master Servicer (which consent shall not be unreasonably denied, withheld or delayed) when the Depositor’s consent is required under this paragraph.

The Primary Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party, the Depositor and each Other Depositor (and their respective employees,

directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses (including without limitation reasonable attorneys’ fees and expenses related to the enforcement of this indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to this Agreement, (ii) negligence, bad faith or willful misconduct on the part of the Primary Servicer in the performance of such obligations, (iii) any failure by it, as a Servicer (as defined by Section 10.02(b) of the Pooling and Servicing Agreement) to identify a Servicing Function Participant pursuant to Section 10.02(c) of the Pooling and Servicing Agreement, (iv) the failure of any Servicing Function Participant or Additional Servicer retained by it to perform its obligations to the Master Servicer, the Depositor, any Other Depositor or Certificate Administrator under this Section 3.01(c)(38) by the time required after giving effect to any applicable grace period and cure period, or (v) any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, the Primary Servicer.

The Master Servicer shall notify the Primary Servicer if the Primary Servicer’s status as a Servicing Function Participant, an Additional Servicer, and/or a Reporting Servicer changes. Upon request, the Master Servicer shall provide the Primary Servicer with current mailing addresses of the Trustee, the Depositor, the Certificate Administrator, the Companion Loan Holders, the applicable Other Depositor and/or Other Exchange Act Reporting Party to whom the Primary Servicer must deliver Exchange Act-related reports as a result of becoming a Servicing Function Participant, an Additional Servicer and/or a Reporting Servicer. It is acknowledged and agreed that, as of the Closing Date, the Primary Servicer is an Additional Servicer, a Servicing Function Participant and a Reporting Servicer.

If the indemnification provided for in this Section 3.01(c)(38) is unavailable or insufficient to hold harmless any Certification Party, the Master Servicer, the Depositor, any Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, or any other person who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, then the Primary Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this Section 3.01(c)(38).

(39)          Section 11.01(b). The Primary Servicer shall provide all reasonable cooperation (with respect to information regarding the Mortgage Loans and Serviced Companion Loans in the Primary Servicer’s possession) to enable the Master Servicer to provide the information required pursuant to Section 11.01(b) of the Pooling and Servicing Agreement.

(d)           For any such time the Primary Servicer is also the Special Servicer, Sections 3.01(c)(17)(B) and 3.01(c)(30)(B) of this Agreement shall apply; provided that in the event that the Primary Servicer, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the Pooling and Servicing Agreement in connection with the granting or withholding of any approval under such sections (including, without limitation, any approvals set forth in Section 3.09 of the Pooling and Servicing Agreement, Section 3.24 of the Pooling and Servicing Agreement and any approvals described in Section 3.01(c) of this Agreement), the Primary Servicer thereafter shall no longer be permitted to exercise the foregoing approval rights and shall thereafter be required to seek the approval of the Master Servicer, and Sections 3.01(c)(17)(A) and 3.01(c)(30)(A) of this Agreement shall apply. The Primary Servicer shall provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the Pooling and Servicing Agreement to oversee sub-servicers. Such cooperation shall include (without limitation) notifying the Master Servicer of any such transaction, and the Primary Servicer shall make itself available for teleconferences from time to time upon reasonable request of the Master Servicer in connection therewith. Additionally, the Primary Servicer, in processing each of these transactions, shall apprise the Master Servicer of its actions from time to time in the Primary Servicer’s reasonable discretion in accordance with the Servicing Standard. Immediately following the completion of each transaction, the Primary Servicer shall send the Master Servicer copies of all of the evaluation and approval documentation created in connection with such transaction.

(e)            The Primary Servicer shall process all defeasances in accordance with and subject to the provisions of the Pooling and Servicing Agreement. The closing of any defeasance transaction shall require the consent of the Master Servicer.

Section 3.02    Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a national banking association under the laws of the United States of America. The Primary Servicer shall continue to be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans and the Serviced Companion Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a business entity whose business includes the servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated to the extent required by applicable law, (ii) must be listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Servicer, and (iii) shall have assumed in writing the obligations of the Primary Servicer under this Agreement.

Section 3.03    Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the directors, members, managers, officers, employees or agents of the Primary Servicer (the “Primary Servicer Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer Parties against any breach of warranties or representations made herein, or against any liability that would otherwise be imposed on the Primary Servicer by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed hereunder for a breach of the Servicing Standard) in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder. The Primary Servicer and any officer, employee or Affiliate of the Primary Servicer may rely in good faith on any document of any kind, prima facie, properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action relates to its respective duties under this Agreement and which in its opinion does not expose it to any expense or liability for which it would not be reimbursed hereunder; provided, however, that the Primary Servicer may, with the consent of the Master Servicer, undertake any such action, proceeding, hearing or examination which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, to the extent that the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom are reimbursable, and are reimbursed to the Master Servicer by the Trust. To the extent provided in Section 6.03 the Pooling and Servicing Agreement, the Primary Servicer Parties shall be indemnified by the Trust, against any Losses incurred by the Primary Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement, other than any Losses (i) that are specifically required to be borne by the Primary Servicer without right of reimbursement pursuant to the terms of this Agreement, (ii) which constitutes an Advance by the Primary Servicer that is otherwise reimbursable under this Agreement or (iii) that are incurred by reason of (A) a breach of any representation or warranty by the Primary Servicer or (B) willful misconduct, bad faith, fraud or negligence of the Primary Servicer in the performance of its duties under this Agreement or negligent disregard of its obligations and duties under this Agreement; provided, however, that the indemnification described in this sentence shall be strictly limited to any actual amount of indemnification received by the Master Servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of the Primary Servicer for such indemnification. The Primary Servicer shall not have any rights of indemnification out of the Trust Fund except through the Master Servicer as described above and, in each case, to the full extent that the Master Servicer is permitted to indemnification from the Trust under the Pooling and Servicing Agreement. The Primary Servicer shall cooperate with the Master Servicer and the Master Servicer shall make reasonable efforts to obtain such recovery from the Trust pursuant to the Pooling and Servicing Agreement.

Section 3.04    Primary Servicer Not to Resign.

The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except by sixty (60) days prior written notice to the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer. In addition, the Primary Servicer shall have the right to resign or assign its servicing rights at any other time without consent by the Master Servicer; provided that (i) a willing successor thereto (including any such successor proposed by the Primary Servicer) reasonably acceptable to the Master Servicer and meeting any requirements set forth in the Pooling and Servicing Agreement has been identified (including any consent of the Depositor as may be required under Section 3.01(c) of the Pooling and Servicing Agreement), (ii) the Primary Servicer pays all costs and expenses in connection with such transfer, and (iii) the successor accepts appointment prior to the effectiveness of such resignation or assignment.

Section 3.05    No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans and Serviced Companion Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Primary Servicer shall neither assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof (except as allowed by Section 3.01(c)(5) of this Agreement), nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the Primary Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Primary Servicing Rights. The Primary Servicer may also solicit bids from other parties independent of the Primary Servicer. If the Master Servicer offers the highest purchase price for such Primary Servicing Rights, then the Master Servicer shall be provided the opportunity to purchase such Primary Servicing Rights for such purchase price.

Section 3.06    Indemnification.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their directors, members, managers, officers, employees or agents) from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer, may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or Primary Servicer, as applicable, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Primary Servicer, as applicable, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein by the Master Servicer or Primary Servicer, as applicable, or in the case of the Master Servicer, made in the Pooling and Servicing Agreement; provided, that such indemnity shall not cover indirect or consequential damages. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. Section 3.06 of this Agreement shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

DEFAULT

Section 4.01    Events of Default.

In case one or more of the following events (each, a “Primary Servicer Termination Event”) by the Primary Servicer shall occur and be continuing, that is to say:

(a)            any failure by the Primary Servicer (i) to make a required deposit to the Primary Servicer Loan Combination Custodial Account or any Mortgagor Account maintained by the Primary Servicer on the day and by the time such deposit was first required to be made, or (ii) to remit to the Master Servicer any amount required to be so deposited or remitted by the Primary Servicer, which failure is not cured within one (1) Business Day after such deposit or remittance is due; or

(b)           any failure on the part of the Primary Servicer to (a) make available and certify to the Master Servicer the information called for on Exhibit E at any time required hereunder (which failure continues unremedied for ten (10) Business Days after notice (which may be given via facsimile or e-mail) of such failure shall have been given by the Master Servicer to the Primary Servicer), or (b) timely provide to the Master Servicer the Collection Report in compliance with the Servicing Standard and complete in all material respects which failure continues unremedied for one (1) Business Day after notice (which may be given via facsimile or e-mail) of such failure shall have been given by the Master Servicer to the Primary Servicer or, if earlier and if such failure is a total failure to deliver such report, one (1) Business Day after knowledge by the Primary Servicer of such failure); or

(c)           any failure (other than a failure referred to in another clause in this Section 4.01) on the part of the Primary Servicer duly to observe or perform in any material respect any other of its covenants or agreements contained in this Agreement, which continues unremedied for a period of twenty-five (25) days (ten (10) days in the case of a failure to pay the premium for any insurance policy required to be force placed by the Primary Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by (i) the Master Servicer or (ii) an affected Serviced Companion Loan Holder; provided, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such twenty-five (25) day period shall be extended for an additional thirty (30) days; or

(d)           any breach on the part of the Primary Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of the Master

Servicer, any Class of Certificateholders or Serviced Companion Loan Holders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by (i) the Master Servicer or (ii) an affected Serviced Companion Loan Holder; provided if that breach is capable of being cured and the Primary Servicer is diligently pursuing that cure, that 30-day period will be extended an additional sixty (60) days; provided that the Primary Servicer has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; or

(e)            a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days; or

(f)            the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer, or of or relating to all or substantially all of its property; or

(g)           the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(h)           the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(i)             the Primary Servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within 60 days; or

(j)            either DBRS or KBRA (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer (because of actions of the Primary Servicer) or the Primary Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) within sixty (60) days of such event); or

(k)            the Primary Servicer ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days; or

(l)             a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement occurs, which Servicer Termination Event occurred as a result of the failure of the Primary Servicer to perform any obligation required under this Agreement; or

(m)           so long as the Trust is subject to the reporting requirements of Regulation AB or the Exchange Act, (A) any failure by the Primary Servicer to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer, the Certificate Administrator or the Depositor under Article X of the Pooling and Servicing Agreement or under this Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) any failure by the Primary Servicer to perform in any material respect any of its covenants or obligations contained in this Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article X of the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to.

If any Primary Servicer Termination Event shall occur and be continuing, then, and in each and every such case, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer, or in the case of a Primary Servicer Termination Event described in Section 4.01(m) of this Agreement, the Depositor, may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and Serviced Companion Loans and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans and Serviced Companion Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section 4.01, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and Serviced Companion Loans and related documents, or otherwise. The Primary Servicer hereby acknowledges that the Serviced Companion Loan Holder shall be entitled to direct the Master Servicer to replace the Primary Servicer with a successor sub-servicer for the Mortgage Loans and Serviced Companion Loans pursuant to Section 7.01(d) of the Pooling and Servicing Agreement (the “Successor Primary Servicer”) following a Primary Servicer Termination Event. The Primary Servicer agrees that if it is terminated pursuant to this Section 4.01, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer or Successor Primary Servicer, as applicable, with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer or the Successor Primary Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Primary Servicer Loan Combination Custodial Account, the Collection Account, the Loan Combination Custodial Account, any Escrow Account

or any Lock-Box Account, or thereafter be received with respect to the Mortgage Loans and Serviced Companion Loans (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the rate of Wells Fargo Bank, National Association prime rate plus three percent (3%) per annum, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section 4.02    Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03    Other Remedies of Master Servicer.

During the continuance of any Primary Servicer Termination Event, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event.

ARTICLE V

TERMINATION

Section 5.01    Termination.

Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee) (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the remittance of all funds due hereunder or if the last Mortgage Loan becomes an REO Mortgage Loan or the related Mortgaged Property becomes REO Property; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to

Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Serviced Companion Loan, subject to the Primary Servicer’s rights to retain accrued and unpaid Primary Servicing Fees, any additional servicing compensation and any other amounts due or reimbursable to the Primary Servicer; (v) upon the later of the final payment or other liquidation of the last Mortgage Loan and Serviced Companion Loan serviced hereunder and disposition of all related REO Property and remittance of all funds thereunder; (vi) upon termination of the Pooling and Servicing Agreement; or (vii) with respect to the Serviced Loan Combination, upon the Servicing Shift Date.

Section 5.02    Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to the Mortgage Loans and Serviced Companion Loans as provided in Section 4.01 of this Agreement upon the occurrence of a Primary Servicer Termination Event.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Additionally, the Depositor may terminate any rights the Primary Servicer may have hereunder with respect to the Mortgage Loans and Serviced Companion Loans at any time following any failure of the Primary Servicer to deliver any Exchange Act reporting items that the Primary Servicer is required to deliver under Regulation AB or as otherwise contemplated by Article X of the Pooling and Servicing Agreement.

Section 5.03    Intentionally Deleted.

Section 5.04    Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease in accordance with Section 3.01(c) of this Agreement. The Primary Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Loans to the extent set forth in Section 3.01 of this Agreement. If a Specially Serviced Loan becomes a Corrected Loan, the Primary Servicer shall commence servicing such Corrected Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01    Successor to the Primary Servicer.

Contemporaneously with the termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Sections 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02    Financial Statements.

The Primary Servicer shall, upon the request of the Master Servicer, make available its publicly available financial statements. The Primary Servicer agrees that, on reasonable prior written notice, it will permit a representative of the Master Servicer, during the Primary Servicer’s normal business hours, reasonable access to examine all books of account, records, reports and other documents of the Primary Servicer relating to the Serviced Whole Loan and to make copies and extracts therefrom.

Section 6.03    Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans and Serviced Companion Loans shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04    Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Primary Servicer:

(i)            this Agreement executed by the Primary Servicer;

(ii)           an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(iii)          Reserved; and

(iv)          the account certifications in the form of Exhibit F hereto required by Sections 3.01(c)(8)-(10) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(i)            this Agreement executed by the Master Servicer; and

(ii)           the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(iii)          the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.04    Notices.

Except as provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor
MAC D1050-084
Charlotte, North Carolina 28202
Reference: BMARK 2019-B9 Asset Manager

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 S. College St., TW-30
D1053-300
Charlotte, North Carolina 28202-6000
Reference: Commercial Mortgage Servicing Legal Support

with a copy to:

K&L Gates LLP
Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

(ii)	if to the Primary Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President - Division Head

with a copy to:

Stinson Leonard Street LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Kenda K. Tomes

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06    Severability Clause.

To the extent this Agreement delegates duties of the Master Servicer to the Primary Servicer, this Agreement shall be subject to the provisions of the Pooling and Servicing Agreement, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to the Mortgage Loans and Serviced Companion Loans shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07    Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 6.08    Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties to this Agreement, and/or the interpretation and enforcement of the rights and duties of the parties to this Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of New York, without regard to the choice of law rules thereof. The parties hereto intend that the provisions of Sections 5-1401 and 5-1402 of the New York General Obligations law shall apply to this Agreement.

Section 6.09    Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer, the Trustee or the Serviced Companion Loan Holders, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans and Serviced Companion Loans or any borrower thereunder, except to the extent that (a) it is appropriate for the Primary Servicer to do so in working with third party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement or (b) the Primary Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loan and the Serviced Companion Loans) so long as the Primary Servicer does not identify the owner of the Mortgage Loan, the Serviced Companion Loans or the Mortgagors.

Section 6.10     Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans and Serviced Companion Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto and that the Serviced Companion Loan Holder remains the sole and absolute beneficial owner of the Serviced Companion Loans.

Section 6.11    Third Party Beneficiary.

The Trustee, for the benefit of the Certificateholders and the related Companion Loan Holder, and the Trust, as holder of the Lower-Tier Regular Interests, shall each be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Trustee, the Fund, the Certificate Administrator, the Operating Advisor, any successor Master Servicer, the Special Servicer, any Certificateholder or the related Companion Loan Holder shall have any duties, liabilities or obligations under this Agreement or any liabilities arising herefrom.

Section 6.12     Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. This Agreement may be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or any successor Master Servicer, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement (it being understood that any such obligations shall be the obligations of the terminated Master Servicer only).

Section 6.13     Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14     Exhibits.

The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15     General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16     Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17     Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18     Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer. The Master Servicer shall not consent to any modification to the Pooling and Servicing Agreement in any manner which would increase the obligations or limit the rights of a Primary Servicer under the Pooling and Servicing Agreement or under this Agreement without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

Section 6.19     No Partnership.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Primary Servicer shall be rendered as an independent contractor for the Master Servicer.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ MaryKate Walker
	Name:	MaryKate Walker
	Title:	Vice President

Benchmark 2019-B9
Midland Primary Servicing Agreement

MIDLAND LOAN SERVICES, A DIVISION OF
PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David A. Eckels
	Name:	David A. Eckels
	Title:	Senior Vice President

Benchmark 2019-B9
Midland Primary Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

MORTGAGE LOANS

ID	Property Name	Cut-off Date Balance	Primary Servicing Fee
10	Liberty Station Retail	$30,000,000	0.02250%
11	PSM Building	$27,250,000	0.02125%
16	Monarch Corporate Center	$19,795,000	0.03125%
27	Moser Apartments	$12,250,000	0.04125%
29	Hilton Garden Inn Flowood	$11,987,986	0.00125%
32	120 Spring Street	$11,396,000	0.00125%
33	La Quinta Inn Berkeley	$10,500,000	0.00125%
44	Hampton Inn & Suites West Point	$4,685,133	0.00125%

COMPANION LOANS

Loan Name	Cut-off Date Balance	Primary Servicing Fee
Liberty Station Retail	$87,000,000	0.02250%

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EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

The undersigned, David A. Eckels, Senior Vice President of PNC Bank, National Association, a national banking association (“PNC Bank”), on behalf of PNC Bank, hereby certifies in such capacity that:

1.          Each of the persons (the “Designated Officers”) listed on Schedule A attached hereto is now a duly appointed, qualified and acting officer of PNC Bank, who holds the office set forth opposite his or her name thereon, and an exact copy of such person’s genuine signature also appears opposite his or her name and title thereon.

2.          Attached hereto as Schedule B is a true, complete and correct copy of the By-laws of PNC Bank, and all amendments thereto as in full force and effect on the date hereof.

3.          Attached hereto as Schedule C is a true, complete and correct copy of a Certificate of Corporate Existence of PNC Bank issued by the Comptroller of the Currency. To my knowledge and without further inquiry, no event has occurred since the date of such certificate which has affected the good standing of PNC Bank under the laws of the United States of America.

4.          Attached hereto as Schedule D is a true, complete and correct copy of the Articles of Association of PNC Bank, and all amendments thereto as in full force and effect as of the date hereof.

5.          The Designated Officers are authorized to execute and deliver on behalf of PNC Bank the Primary Servicing Agreement dated as of February 1, 2019, between Wells Fargo Bank, National Association, as Master Servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer with respect to the Benchmark 2019-B9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B9.

B-1

IN WITNESS WHEREOF, I have hereunto set my hand as Senior Vice President of PNC Bank as of the ____ day of _____, ____.

By:
David A. Eckels
Senior Vice President of a Division of PNC Bank,
National Association

B-2

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously Delivered.

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EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)

RE: Benchmark 2019-B9

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and Midland, we certify with respect to each mortgage loan and serviced loan combination serviced by us on behalf of Wells Fargo Bank, National Association for the benefit of the Certificateholders that, as of the quarter ending ____________________ except as otherwise noted below:

●	All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

●	Based on Midland’s monitoring of the insurance in accordance with the Servicing Standard, to the best of our knowledge, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

●	All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan and the serviced companion loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.

●	All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION
SERIES BENCHMARK 2019-B9

Securitization:

Primary Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing
Taxes & Insurance	Disbursement Clearing
Reserves (non-interest bearing)	Suspense
Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

FORM OF COLLECTION REPORT

SERIES BENCHMARK 2019-B9

Month of________

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39

Sub Serv ID	Master Servicer Loan#	Sub-Servicer Loan#	Prosp ID	Sched Due Date	Begin Balance Prior to Pmt	Ending Balance After Pmt	Paid Thru Date	Current Note Rate	Sub- Servicer Fee Rate	Sched Prin Pmt	Sched Int Pmt	Sched P&I Amount	Sched Sub- Serv Fee	Sched Addl Sub- Sub Fee	Neg Am/ Deferred Int Amount	Unsched Principal Rec’d	Other Principal Adjust	Other Interest Adjust	Liq/ Prepmt Date	Prepmt Penalty / YM Rec’d	Prepmt Int Exc/Short	Liq/ Prepmt Code	T&I Advances O/S	Pmt Eff Date Recd	Actual Principal Rec’d	Actual (Gross) Interest Rec’d	Actual Sub- Servicer Fee Paid	Addl Sub-Sub Fee Paid	Actual (Net) Interest Rec’d	Late Charges Rec’d	Default Interest Rec’d	Assum Fees Rec’d	Addl Fees Rec’d	Remittance Amount	Actual Loan Balance	Total Reserve Balance	Pmt Loan Status	Comments

										0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00		0.00		0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00

																																	NET REMIT TO MS	-

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EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:__________________________________

RE: Series BENCHMARK 2019-B9

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and the above-named Primary Servicer, we certify with respect to the Mortgage Loans and Serviced Companion Loans serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

Servicing Officer	Date

H-1

EXHIBIT I

NEW LEASE INFORMATION

Loan #	Property Type:	Tenant:

Property Name/Address:

Term (Years, Months):	Sq Ft Gross Rentable:	Net Rentable

Begin Lease Date:	Retail
End Lease Date:	Office
Occupancy Date (if diff):	Other

Minimum Rent	(S/SF/YR)

		(Mo/Yr)	Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

% Amount	For	% Rent Due:
	For		Monthly
	Up to		Quarterly
	Up to		Annually

Breakpoint	(S/Yr)	Sales Report Due:

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes	Per
Insurance	Per
Cam	Per
HVAC	Per
Adver/Promo	Per
Per
Per
Management	Per

I-1

Renewal Options

Term	SF
Minimum rent	Gross Rentable
% Rent	Net Rentable

Landlord Costs

Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements
Tenant maintains fire & ED on building(s); will need coverage to renew
Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation
N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:
Original Lease
Original Subordination Agreement

I-2

EXHIBIT J

MONTHLY ACCOUNTS CERTIFICATION

Servicer:__________________________________________

RE:           Series BENCHMARK 2019-B9

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Primary Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of the last day of the calendar month immediately preceding the month in which this certificate is dated, all collection accounts, loan combination custodial accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Primary Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

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